Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements of Michaels Stores, Inc. listed below and in the related Prospectuses of our reports dated March 27, 2006, with respect to the consolidated financial statements of Michaels Stores, Inc., Michaels Stores, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended January 28, 2006.

Registration
Form	Number	Pertaining to Michaels Stores, Inc.

S-3	33-48029	Registration of 1,255,717 Shares of Common Stock
S-8	33-54726	Michaels Stores, Inc. Key Employee Stock Compensation Program
S-3	333-29423	Michaels Stores, Inc. Amended and Restated 1992 Non-Statutory Stock Option Plan
S-8	333-21407	Michaels Stores, Inc. Amended and Restated 1992 Non-Statutory Stock Option Plan
S-8	33-64379	Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan
S-8	333-21635	Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan
S-3	333-29421	Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan and Stock Option Agreement dated June 6, 1997, between Michaels Stores, Inc. and R. Michael Rouleau
S-3	333-34459	Michaels Stores, Inc. Dividend Reinvestment and Stock Purchase Plan
S-8	33-61055	Michaels Stores, Inc. Employees 401(k) Plan
S-8	333-29429	Michaels Stores, Inc. Amended and Restated 1997 Employees Stock Purchase Plan
S-8	333-82495	Michaels Stores, Inc. Deferred Compensation Plan
S-8	333-66122	Michaels Stores, Inc. Second Amended and Restated 2001 Employee Stock Option Plan
S-8	333-97241	Michaels Stores, Inc. Second Amended and Restated 2001 Employee Stock Option Plan
S-3	333-84112	Michaels Stores, Inc. Amended and Restated 1997 Stock Option Plan
S-8	333-71054	Michaels Stores, Inc. Amended and Restated 2001 General Stock Option Plan
S-8	333-84048	Michaels Stores, Inc. Amended and Restated 2001 General Stock Option Plan
S-3	333-84054	Michaels Stores, Inc. Amended and Restated 2001 General Stock Option Plan
S-8	333-125932	Michaels Stores, Inc. 2005 Incentive Compensation Plan
S-3	333-125935	Michaels Stores, Inc. 2005 Incentive Compensation Plan

/s/ Ernst & Young LLP

Dallas, Texas
March 27, 2006